Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to the Benson Hill, Inc. 2021 Omnibus Incentive Plan, of our report dated March 28, 2022, with respect to the consolidated financial statements and schedule of Benson Hill, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
March 28, 2022